                                                                      EXHIBIT 12


COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                      10/28/95-     4/1/95 -
                                           3/31/97     3/31/97     10/27/95     3/31/95     3/31/94     3/31/93
                                          ------------------------------------------------------------------------


Income (loss) before income taxes          $2,614    $  617          ($2,822)     ($1,615)    $2,133      $2,177

ADD:
Portion of rents
representative of interest factor             440        54               73          143        105         107
Interest on indebtedness                    3,388     1,096            1,048        1,267      1,658       1,904

                                           ------    ------         --------      -------    -------      ------

                                           $6,442    $1,767          ($1,701)       ($205)    $3,896      $4,188
                                           ======    ======         ========      =======    =======     =======
FIXED CHARGES
Portion of rents
representative of interest factor             440        54               73          143        105         107
Interest on indebtedness                    3,388     1,096            1,048        1,267      1,658       1,904

                                           ------    ------         --------      -------    -------      ------
                                           $3,828    $1,150           $1,121       $1,410     $1,763      $2,011
                                           ======    ======         ========      =======    =======      ======

Ratio of Earnings to Fixed Charges            1.7       1.5               --           --        2.2         2.1
                                           ======    ======         ========      =======    =======      ======

Deficiency of Earnings over fixed charges                            ($2,822)     ($1,615)
                                                                    ========      =======

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